Exhibit 99.1

POST OFFICE BOX 787

LEBANON, TENNESSEE

37088-0787

Investor Contact:	Lawrence E. Hyatt
(615) 235-4432

Media Contact:	Jeanne Ludington
(615) 443-9115

CRACKER BARREL REPORTS RESULTS FOR THIRD QUARTER FISCAL 2013

Positive Comparable Store Traffic, Restaurant and Retail Sales in Quarter

Diluted EPS Increased 19% Compared with Adjusted EPS in Prior Year Quarter

Board Increases Quarterly Dividend by 50% to $0.75 per share

LEBANON, Tenn. – June 3, 2013 – Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”) (Nasdaq: CBRL) today reported financial results for the third quarter of fiscal 2013 ended May 3, 2013.

Third-Quarter Fiscal 2013 Highlights

•	Compared to the prior year third quarter, comparable store traffic increased 0.7%, comparable store restaurant sales increased 3.1%, and comparable store retail sales increased 5.5%.

•	Sixth consecutive quarter of positive comparable traffic, restaurant sales and retail sales, and outperformance of the Knapp-TrackTM casual dining index.

•

Operating income margin was 6.9% of total revenue, compared with 6.4% in the prior year quarter. Adjusted for organizational restructuring expenses, operating income margin in the prior year quarter was 6.7%. (See non-GAAP reconciliation below.)

•	Earnings per diluted share were $1.02, compared to $0.81 in the prior year quarter. Adjusted earnings per diluted share in the prior year quarter were $0.86. (See non-GAAP reconciliation below.)

•	Board approves quarterly dividend increase of 50% to $0.75 per share. Since November 2011, the Company has tripled its quarterly dividend.

•	The Company raises its guidance range for fiscal 2013 adjusted earnings per diluted share to $4.75 to $4.85.

“Driven by strong sales, traffic and operational performance, our earnings growth for the third quarter exceeded our expectations,” said Sandra B. Cochran, President and Chief Executive Officer of Cracker Barrel Old Country Store, Inc. “We believe focusing on our priorities around menu initiatives, store merchandise, marketing and operations improved our operating margin and profitability during the quarter. Our diluted earnings per share grew by 19% over the prior year. This performance enabled us to further enhance shareholder value by increasing our quarterly dividend by 50%, while we reduced our debt by $125 million. We remain encouraged by our results and look to build on our successes in the fourth quarter and into the next fiscal year.”

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Cracker Barrel Reports Third Quarter Results

June 3, 2013

Third-Quarter Fiscal 2013 Results

Revenue

The Company reported total revenue of $640.4 million for the third quarter of fiscal 2013, representing an increase of 5.2% over the third quarter of the prior year. Comparable store restaurant sales increased 3.1%, including a 2.4% increase in average check. The average menu price increase for the quarter was approximately 2.3%. Comparable store retail sales were up 5.5% for the quarter. The Company estimates that inclement weather in the third quarter reduced comparable store traffic, restaurant and retail sales by approximately 0.3%. The Company opened one new Cracker Barrel store during the quarter, for a total of six new store openings year-to-date.

Comparable store restaurant traffic, average check and comparable store restaurant and retail sales for the fiscal months of February, March and April were as follows:

	February	March	April	Third Quarter
Comparable restaurant traffic	-1.9%	4.2%	-0.1%	0.7%
Average check	2.5%	2.6%	2.1%	2.4%
Comparable restaurant sales	0.6%	6.8%	2.0%	3.1%
Comparable retail sales	5.2%	13.7%	-0.5%	5.5%

Fiscal 2012 was a 53-week year. For Fiscal 2013, the Company calculates comparable store traffic, check and sales using the corresponding prior year weeks.

Operating Income

Operating income was $44.2 million, or 6.9% of total revenue, in the third quarter of fiscal 2013 compared with $39.1 million, or 6.4% of total revenue, in the third quarter of the prior year. Adjusted for restructuring expenses, operating income in the third quarter of the prior year was $40.8 million, or 6.7% of total revenue. Lower hourly labor expense as a percent of total revenue contributed significantly to the operating income margin improvement.

Dividend Increase and Debt Repayment

The Board of Directors recently increased the quarterly dividend to $0.75 per share on the Company’s common stock, payable on August 5, 2013 to shareholders of record as of July 19, 2013. This represents a 50% increase over the Company’s last quarterly dividend of $0.50.

The Company’s 2006 interest rate swap expired at the end of the third quarter and the Company paid down $125 million of long-term debt. The Company expects the lower debt balance and lower interest rates will reduce its annual interest expense by approximately $25 million, or approximately $0.70 per diluted share, and expects to recognize $0.17 per diluted share of this year-over-year benefit during the fourth quarter of 2013.

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Cracker Barrel Reports Third Quarter Results

June 3, 2013

Fiscal 2013 Outlook

Based upon year-to-date financial performance, recent trends and current estimates, the Company raised its full-year guidance for fiscal 2013. The Company expects total revenue of between $2.6 billion and $2.65 billion and adjusted earnings per diluted share of between $4.75 and $4.85. The revenue projection for fiscal 2013 reflects the expected opening of eight new Cracker Barrel stores and projected increases in comparable store restaurant and retail sales in a range of 2.5% to 3.0%. The Company projects commodity inflation of between 3.5% and 4.0% and an adjusted operating income margin of between 7.4% and 7.6% of total revenue for fiscal 2013. The Company expects capital expenditures of between $75 million and $80 million. The Company reminds investors that its outlook for fiscal 2013 reflects a number of assumptions, many of which are outside the Company’s control.

Fiscal 2013 Third-Quarter Conference Call

As previously announced, the live broadcast of Cracker Barrel’s quarterly conference call will be available to the public on-line at investor.crackerbarrel.com on June 3, 2013, beginning at 11:00 a.m. (Eastern Time). An on-line replay will be available at 2:00 p.m. (Eastern Time) and continue through June 17, 2013.

About Cracker Barrel

Cracker Barrel Old Country Store provides a friendly home-away-from-home in its old country stores and restaurants. Guests are cared for like family while relaxing and enjoying real home-style food and shopping that’s surprisingly unique, genuinely fun and reminiscent of America’s country heritage…all at a fair price. The restaurants serve up delicious, home-style country food such as meatloaf and homemade chicken n’ dumplins as well as our signature biscuits using an old family recipe. The authentic old country retail store is fun to shop and offers unique gifts and self-indulgences.

Cracker Barrel Old Country Store, Inc. (Nasdaq: CBRL) was established in 1969 in Lebanon, Tenn. and operates 622 company-owned locations in 42 states. Every Cracker Barrel store is open seven days a week with hours Sunday through Thursday, 6 a.m. – 10 p.m., and Friday and Saturday, 6 a.m. – 11 p.m. For more information, visit: crackerbarrel.com.

Except for specific historical information, certain of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of Cracker Barrel Old Country Store, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is subject to completion of our financial procedures for Q3FY13 and is provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-

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Cracker Barrel Reports Third Quarter Results

June 3, 2013

looking statements generally can be identified by the use of forward-looking terminology such as “trends,” “assumptions,” “target,” “guidance,” “outlook,” “opportunity,” “future,” “plans,” “goals,” “objectives,” “expectations,” “near-term,” “long-term,” “projection,” “may,” “will,” “would,” “could,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “potential,” “should,” “projects,” “forecasts,” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology and include the expected effects of operational improvement initiatives, such as new menu items and retail offerings. Factors which could materially affect actual results include, but are not limited to: the effects of uncertain consumer confidence, higher costs for energy, general or regional economic weakness, weather on sales and customer travel, and discretionary income or personal expenditure activity of our customers; our ability to identify, acquire and sell successful new lines of retail merchandise and new menu items at our restaurants; our ability to successfully implement or sustain plans intended to improve operational or marketing execution and performance; changes in or implementation of additional governmental or regulatory rules, regulations and interpretations affecting tax, wage and hour matters, health and safety, pensions, insurance or other undeterminable areas; our ability to successfully implement plans intended to promote or protect our brands and products; commodity price increases; the ability of and cost to us to recruit, train, and retain qualified hourly and management employees in an escalating wage environment; the effects of increased competition at our locations on sales and on labor recruiting, cost, and retention; workers’ compensation, group health and utility price changes; consumer behavior based on negative publicity or concerns over nutritional or safety aspects of our food or products or those of the restaurant industry in general, including concerns about pandemics, as well as the possible effects of such events on the price or availability of ingredients used in our restaurants; the effects of our substantial indebtedness and associated restrictions on our financial and operating flexibility and ability to execute or pursue our operating plans and objectives; changes in interest rates or capital market conditions affecting our financing costs and ability to refinance all or portions of our indebtedness; the effects of business trends on the outlook for individual restaurant locations and the effect on the carrying value of those locations; the availability and cost of suitable sites for restaurant development and our ability to identify those sites; changes in land, building materials and construction costs; the actual results of pending, future or threatened litigation or governmental investigations and the costs and effects of negative publicity associated with these activities; practical or psychological effects of natural disasters or terrorist acts or war and military or government responses; disruptions to our restaurant or retail supply chain; changes in foreign exchange rates affecting our future retail inventory purchases; implementation of new or changes in interpretation of existing accounting principles generally accepted in the United States of America; and other factors described from time to time in our filings with the Securities and Exchange Commission, press releases, and other communications.

Any forward-looking statement made by us herein, or elsewhere, speaks only as of the date on which made. We expressly disclaim any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

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Cracker Barrel Reports Third Quarter Results

June 3, 2013

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED INCOME STATEMENT

(Unaudited)

(In thousands, except share and per share amounts, percentages and ratios)

	Third Quarter Ended			Nine Months Ended
	5/3/13	4/27/12	Percentage Change	5/3/13	4/27/12	Percentage Change
Total revenue	$640,407	$608,514	5%	$1,970,529	$1,880,185	5%
Cost of goods sold	201,982	189,615	7	644,027	611,313	5

Gross profit	438,425	418,899	5	1,326,502	1,268,872	5
Labor and other related expenses	241,864	235,275	3	719,474	691,176	4
Other store operating expenses	116,408	109,947	6	354,859	338,127	5

Store operating income	80,153	73,677	9	252,169	239,569	5
General and administrative expenses	35,981	34,569	4	105,492	108,500	(3)

Operating income	44,172	39,108	13	146,677	131,069	12
Interest expense	10,194	11,173	(9)	31,199	33,333	(6)

Pretax income	33,978	27,935	22	115,478	97,736	18
Provision for income taxes	9,376	8,961	5	32,516	29,351	11

Net income	$24,602	$18,974	30	$82,962	$68,385	21

Earnings per share – Basic:	$1.04	$0.82	27	$3.50	$2.97	18

Earnings per share – Diluted:	$1.02	$0.81	26	$3.47	$2.93	18

Weighted average shares:
Basic	23,760,589	23,132,730	3	23,683,133	22,990,544	3
Diluted	24,006,821	23,535,765	2	23,913,226	23,329,230	3

Ratio Analysis
Total revenue:
Restaurant	81.6%	82.2%		78.9%	79.0%
Retail	18.4	17.8		21.1	21.0

Total revenue	100.0	100.0		100.0	100.0
Cost of goods sold	31.5	31.2		32.7	32.5

Gross profit	68.5	68.8		67.3	67.5
Labor and other related expenses	37.8	38.6		36.5	36.8
Other store operating expenses	18.2	18.1		18.0	18.0

Store operating income	12.5	12.1		12.8	12.7
General and administrative expenses	5.6	5.7		5.4	5.7

Operating income	6.9	6.4		7.4	7.0
Interest expense	1.6	1.8		1.5	1.8

Pretax income	5.3	4.6		5.9	5.2
Provision for income taxes	1.5	1.5		1.7	1.6

Net income	3.8%	3.1%		4.2%	3.6%

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Cracker Barrel Reports Third Quarter Results

June 3, 2013

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share amounts)

	5/3/13	8/3/12
Assets
Cash and cash equivalents	$58,457	$151,962
Property held for sale	884	884
Accounts receivable	14,406	14,609
Income tax receivable	1,435
Inventory	134,131	143,267
Prepaid expenses	16,016	11,405
Deferred income taxes	7,407	15,181
Property and equipment, net	1,016,811	1,022,370
Other long-term assets	60,126	59,314

Total assets	$1,309,673	$1,418,992

Liabilities and Shareholders’ Equity
Accounts payable	$72,732	$101,271
Other current liabilities	183,127	217,788
Long-term debt	400,000	525,036
Interest rate swap liability	16,888	14,166
Other long-term obligations	119,855	114,897
Deferred income taxes	61,739	63,159
Shareholders’ equity, net	455,332	382,675

Total liabilities and shareholders’ equity	$1,309,673	$1,418,992

Common shares issued and outstanding	23,757,956	23,473,024

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Cracker Barrel Reports Third Quarter Results

June 3, 2013

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED CASH FLOW STATEMENT

(Unaudited and in thousands)

	Nine Months Ended
	5/3/13	4/27/12
Cash flows from operating activities:
Net income	$82,962	$68,385
Depreciation and amortization	49,000	47,742
Loss on disposition of property and equipment	2,324	1,832
Share-based compensation, net of excess tax benefit	9,035	7,509
Decrease in inventories	9,136	10,543
(Decrease) in accounts payable	(28,539)	(12,023)
Net changes in other assets and liabilities	(17,219)	17,897

Net cash provided by operating activities	106,699	141,885

Cash flows from investing activities:
Purchase of property and equipment, net of insurance recoveries	(45,738)	(56,766)
Proceeds from sale of property and equipment	550	491

Net cash used in investing activities	(45,188)	(56,275)

Cash flows from financing activities:
Net payments for credit facilities and other long-term obligations	(125,087)	(104)
Proceeds from exercise of share-based compensation awards	5,195	16,729
Excess tax benefit from share-based compensation	1,961	1,921
Purchase and retirement of common stock	(3,570)	(12,279)
Deferred financing costs	0	(263)
Dividends on common stock	(33,515)	(16,568)

Net cash used in financing activities	(155,016)	(10,564)

Net (decrease) increase in cash and cash equivalents	(93,505)	75,046
Cash and cash equivalents, beginning of period	151,962	52,274

Cash and cash equivalents, end of period	$58,457	$127,320

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Cracker Barrel Reports Third Quarter Results

June 3, 2013

CRACKER BARREL OLD COUNTRY STORE, INC.

Supplemental Information

(Unaudited)

	Third Quarter Ended		Nine Months Ended
	5/3/13	4/27/12	5/3/13	4/27/12
Units in operation:
Open at beginning of period	621	608	616	603
Opened during period	1	5	6	10

Open at end of period	622	613	622	613

Total revenue: (In thousands)
Restaurant	$522,642	$500,025	1,555,111	1,485,065
Retail	117,765	108,489	415,418	395,120

Total revenue	$640,407	$608,514	$1,970,529	$1,880,185

Cost of goods sold: (In thousands)
Restaurant	$141,617	$135,301	$423,138	$401,453
Retail	60,365	54,314	220,889	209,860

Total cost of goods sold	$201,982	$189,615	$644,027	$611,313

Average unit volume: (In thousands)
Restaurant	$840.8	$817.9	$2,506.5	$2,443.4
Retail	189.4	177.4	669.6	650.1

Total	$1,030.2	$995.3	$3,176.1	$3,093.5

Operating weeks:	8,081	7,948	24,197	23,704

	Q3 2013 vs. Q3 2012	9 mo. 2013 vs. 9 mo. 2012
Comparable store sales period to period increase:
Restaurant	3.1%	3.2%
Retail	5.5%	3.4%

Number of locations in comparable store base	603	596

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Cracker Barrel Reports Third Quarter Results

June 3, 2013

CRACKER BARREL OLD COUNTRY STORE, INC.

Reconciliation of GAAP basis operating

results to adjusted non-GAAP operating results

(Unaudited and in thousands)

The Company makes reference in this release to “adjusted operating income,” “adjusted net income,” “adjusted earnings per diluted share,” and “adjusted general and administrative expenses,” excluding the impact of severance and proxy contest expenses and the retroactive restatement of the work opportunities tax credit. The Company believes that excluding these items and their related tax effects from its financial results reflects operating results that are more indicative of the Company’s ongoing operating performance while improving comparability to prior periods, and as such, may provide investors with an enhanced understanding of the Company’s past financial performance and prospects for the future. This information is not intended to be considered in isolation or as a substitute for operating income, net income, or earnings per share or expense information prepared in accordance with GAAP.

	Third Quarter ended May 3, 2013			Third Quarter ended April 27, 2012
	As Reported	Adjust	As Adjusted	As Reported	Adjust (2)	As Adjusted
Store operating income	$80,153	$—	$80,153	$73,677	$—	$73,677
General and administrative expenses	35,981	—	35,981	34,569	(1,660)	32,909

Impairment and store dispositions, net	—	—	—	—	—	—

Operating income	44,172	—	44,172	39,108	1,660	40,768
Interest Expense	10,194	—	10,194	11,173	—	11,173

Pretax income	33,978	—	33,978	27,935	1,660	29,595
Provision for income taxes	9,376	—	9,376	8,961	532	9,493

Net income	$24,602	$—	$24,602	$18,974	$1,128	$20,102

Earning per share—Basic	$1.04	$—	$1.04	$0.82	$0.05	$0.87
Earning per share—Diluted	$1.02	$—	$1.02	$0.81	$0.05	$0.86

	Nine months ended May 3, 2013			Nine months ended April 27, 2012
	As Reported	Adjust (1) (2) (3)	As Adjusted	As Reported	Adjust (1) (2)	As Adjusted

Store operating income	$252,169	$—	$252,169	$239,569	$—	$239,569
General and administrative expenses	105,492	(5,634)	99,858	108,500	(6,863)	101,637

Impairment and store dispositions, net	—	—	—	—	—	—

Operating income	146,677	5,634	152,311	131,069	6,863	137,932
Interest Expense	31,199	—	31,199	33,333	—	33,333

Pretax income	115,478	5,634	121,112	97,736	6,863	104,599
Provision for income taxes	32,516	3,847	36,363	29,351	2,061	31,412

Net income	$82,962	$1,787	$84,749	$68,385	$4,802	$73,187

Earning per share—Basic	$3.50	$0.08	$3.58	$2.97	$0.21	$3.18
Earning per share—Diluted	$3.47	$0.07	$3.54	$2.93	$0.21	$3.14

(1)	Charges and tax effects of the proxy contest concluded at the Company’s annual meeting of shareholders.
(2)	Severance, other charges and tax effects related to organizational changes.
(3)	Provision for taxes adjusted to exclude the $2.1 million prior year favorable effect of the retroactive reinstatement of the work opportunity tax credit.

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